RALI Series 2007-QS9 Trust

Issuing Entity

Residential Accredit Loans, Inc.

Depositor

Residential Funding Company, LLC

Master Servicer and Sponsor

Mortgage Asset-Backed Pass-Through Certificates, Series 2007- QS9

$8,285,998     0.00%     Class A-P Certificates

_________________________________________

Supplement dated November 8, 2007
to
Prospectus Supplement dated July 27, 2007
to
Prospectus dated April 9, 2007
___________________________________________

Capitalized terms used in this supplement are defined in the prospectus supplement dated July 27, 2007, to which this supplement is attached.

Bear, Stearns & Co. Inc., as an underwriter, will purchase the Class A-P Certificates from the depositor.  The Class A-P Certificates are offered by the issuing entity through Bear, Stearns & Co. Inc. to prospective purchasers from time to time in negotiated transactions at varying prices to be determined at the time of sale.  Bear, Stearns & Co. Inc.'s compensation will be the difference between the price it pays to the depositor for the Class A-P Certificates and the amount it receives from the sale of the Class A-P Certificates to the public.  The net proceeds to the depositor from the sale of the Class A-P Certificates will be approximately 66.44% of the certificate principal balance of the Class A-P Certificates, before deducting expenses.

Bear, Stearns & Co. Inc.

Underwriter

The prospectus supplement is hereby revised as follows:

1.           The information under the section entitled “Summary” in the prospectus supplement is hereby supplemented with the following:

Reference date	October 1, 2007. The characteristics of the mortgage loans described in this supplement take into account payments of principal due during the month of the reference date.

2.           The information under the section entitled “Risk Factors—Risk of Loss—The return on your certificates may be particularly sensitive to changes in real estate markets in specific regions” in the prospectus supplement is hereby deleted and replaced with the following:

The return on your certificates may be particularly sensitive to changes in real estate markets in specific regions.
One risk of investing in mortgage-backed securities is created by any concentration of the related properties in one or more geographic regions.  Approximately 25.2% of the reference date principal balance of the mortgage loans are located in California.  If the regional economy or housing market weakens in California, or in any other region having a significant concentration of properties underlying the mortgage loans, the mortgage loans in that region may experience high rates of loss and delinquency, resulting in losses to certificateholders.  A region’s economic condition and housing market may also be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, tornadoes, floods and eruptions, civil disturbances such as riots, disruptions such as ongoing power outages, terrorist actions or acts of war.  The economic impact of any of those events may also be felt in areas beyond the region immediately affected by the disaster or disturbance.  The properties underlying the mortgage loans may be concentrated in these regions. This concentration may result in greater losses to certificateholders than those generally present for similar mortgage-backed securities without that concentration.

A number of wildfires, which recently struck various parts of southern California, may have adversely affected any mortgaged properties located in those areas.  Residential Funding Company, LLC  and the depositor will have no obligation to repurchase any mortgage loan secured by a mortgaged property that becomes subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty after the closing date.  We do not know how many mortgaged properties have been or may be affected by these wildfires.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the prospectus supplement.

3.           The information under the section entitled “Risk Factors—Risk of Loss—Recent developments in the residential mortgage market may adversely affect the return on your certificates” in the prospectus supplement is hereby deleted and replaced with the following:

Recent developments in the residential mortgage market may adversely affect the return on your certificates.
Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the yield on your certificates.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase.  In addition, in recent months housing prices in many states have declined or stopped appreciating, after extended periods of significant appreciation.  A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.  As a result of these and other factors, the value of some mortgage-backed securities has been negatively impacted.

A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance; in addition, many mortgage loans have prepayment premiums that inhibit refinancing.  Borrowers who intend to sell their homes may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  These events, alone or in combination, may contribute to higher delinquency rates.

As a result of these and other factors, the rating agencies have recently downgraded or put on downgrade watch a significant number of mortgage-backed securities (particularly mortgage-backed securities backed by subprime and Alt-A mortgage loans originated in 2005 and 2006).

In addition, various federal, state and local regulatory authorities have taken or proposed actions that could hinder the ability of the servicer to foreclose promptly on defaulted mortgage loans.  Any such actions may adversely affect the performance of the loans and the yield on and value of the certificates.

You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on, or market value of, your certificates.

4.           The information under the section entitled “Risk Factors—Risk of Loss” in the prospectus supplement is hereby supplemented with the following:

Reduced documentation programs may increase your risk of loss.
Approximately 76.6% of the mortgage loans by principal balance as of the reference date were made to borrowers whose income is not verified, including borrowers who may not be required to state their income.  With respect to these mortgage loans the borrowers may not be required to provide any information regarding their income and there may be no verification of their income or assets.  Such mortgage loans increase the risk that borrowers may not have sufficient income or assets or may have overstated their income and assets and, as a consequence, may be unable to make their monthly mortgage loan payments.  You should consider the risk that mortgage loans originated under reduced documentation programs may be subject to increased delinquencies and defaults.

5.           The information under the section entitled “Risk Factors—Bankruptcy Risks—Bankruptcy proceedings could delay or reduce distributions on the certificates” in the prospectus supplement is hereby deleted and replaced with the following:

Bankruptcy proceedings could delay or reduce distributions on the certificates.
The transfer of the mortgage loans from Residential Funding Company, LLC, or Residential Funding, to the depositor is intended by the parties to be and has been documented as a sale.  However, if Residential Funding were to become bankrupt, a trustee in bankruptcy could attempt to recharacterize the sale of the mortgage loans as a loan secured by the mortgage loans or to consolidate the mortgage loans with the assets of Residential Funding.  Any such attempt could result in a delay in or reduction of collections on the mortgage loans available to make payments on the certificates.

In addition, if any servicer or the master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor servicer or successor master servicer, as applicable.  Any related delays in servicing could results in increased delinquencies or losses on the mortgage loans.

6.          The information under the section entitled “Sponsor and Master Servicer” in the prospectus supplement is hereby deleted and replaced with the following:

Residential Funding Company, LLC, a Delaware limited liability company, buys residential mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others.  See “The Trusts—Mortgage Collateral Sellers” and “—Qualifications of Sellers” in the prospectus for a general description of applicable seller/servicer eligibility requirements.  Residential Funding Company, LLC’s principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.  Its telephone number is (952) 857-7000.  Residential Funding Company, LLC conducts operations from its headquarters in Minneapolis and from offices located primarily in California, Texas, Maryland, Pennsylvania and New York.  Residential Funding Company, LLC finances its operations primarily through its securitization program.

Residential Funding Company, LLC converted from a Delaware corporation to a Delaware limited liability company on October 6, 2006.  Residential  Funding Company, LLC was formerly known as Residential Funding Corporation. Residential Funding Company, LLC was founded in 1982 and began operations in 1986, acquiring, servicing and securitizing residential jumbo mortgage loans secured by first liens on one- to four-family residential properties.  GMAC LLC, formerly known as General Motors Acceptance Corporation, purchased Residential Funding Company, LLC in 1990.  In 1995, Residential Funding Company, LLC expanded its business to include “Alt-A” first lien mortgage loans, such as some of the mortgage loans described in this prospectus supplement.  Residential Funding Company, LLC also began to acquire and service “subprime”, closed-end and revolving loans secured by second liens in 1995.

The following tables set forth the aggregate principal amount of publicly offered securitizations of mortgage loans sponsored by Residential Funding Company, LLC for the past five years and for the nine months ended September 30, 2007, calculated as of year end or quarter end, as applicable.  Residential Funding Company, LLC sponsored approximately $31.6 billion and $2.8 billion in initial aggregate principal amount of mortgage-backed securities in the 2002 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively.  Residential Funding Company, LLC sponsored approximately $61.8 billion and $3.0 billion in initial aggregate principal amount of mortgage-backed securities in the 2006 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively.  The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

Sponsor Securitization Experience

First Lien Mortgage Loans

Volume by Principal Balance	2002	2003	2004	2005	2006	Nine Months Ended 9/30/07

Prime Mortgages(1)	$ 16,177,753,813	$ 18,964,072,062	$ 11,953,278,792	$ 24,149,038,614	$ 40,241,885,054	$ 22,403,276,926
Non Prime Mortgages(2)	$ 15,475,700,554	$ 27,931,235,627	$ 24,408,531,445	$ 27,928,496,334	$ 21,581,547,796	$ 5,446,134,747
Total	$ 31,653,454,367	$ 46,895,307,689	$ 36,361,810,237	$ 52,077,534,948	$ 61,823,432,850	$ 27,849,411,673

Prime Mortgages(1)	51.11%	40.44%	32.87%	46.37%	65.09%	80.44%
Non Prime Mortgages(2)	48.89%	59.56%	67.13%	53.63%	34.91%	19.56%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)	(1.28)%	17.22%	(36.97)%	102.03%	66.64%	-
Non Prime Mortgages(2)	104.52%	80.48%	(12.61)%	14.42%	(22.73)%	-
Total	32.14%	48.15%	(22.46)%	43.22%	18.71%	-

Junior Lien Mortgage Loans

Volume by Principal Balance	2002	2003	2004	2005	2006	Nine Months Ended 9/30/07

Prime Mortgages(1)	$ 2,875,005,049	$ 3,207,008,585	$ 2,085,015,925	$ 2,409,506,573	$ 3,012,549,922	$ 2,933,100,838
Non Prime Mortgages(2)	-	-	-	-	-	-
Total	$ 2,875,005,049	$ 3,207,008,585	$ 2,085,015,925	$ 2,409,506,573	$ 3,012,549,922	$ 2,933,100,838

Prime Mortgages(1)	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non Prime Mortgages(2)	-	-	-	-	-	-
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)	17.90%	11.55%	(34.99)%	15.56%	25.03%	-
Non Prime Mortgages(2)	-	-	-	-	-	-
Total	17.90%	11.55%	(34.99)%	15.56%	25.03%	-

 (1)Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity  Revolving Credit Line Loan Junior Lien programs.
(2)Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non- Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3) Represents year to year growth or decline as a percentage of the prior year’s volume.

First Lien Mortgage Loans

Volume by Number of Loans	2002	2003	2004	2005	2006	Nine Months Ended 9/30/07

Prime Mortgages(1)	68,077	86,166	55,773	91,631	141,188	66,717
Non Prime Mortgages(2)	136,789	200,446	170,696	173,796	132,069	30,514
Total	204,866	286,612	226,469	265,427	273,257	97,231

Prime Mortgages(1)	33.23%	30.06%	24.63%	34.52%	51.67%	68.62%
Non Prime Mortgages(2)	66.77%	69.94%	75.37%	65.48%	48.33%	31.38%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)	17.87%	26.57%	(35.27)%	64.29%	54.08%	-
Non Prime Mortgages(2)	91.47%	46.54%	(14.84)%	1.82%	(24.01)%	-
Total	58.56%	39.90%	(20.98)%	17.20%	2.95%	-

Junior Lien Mortgage Loans

Volume by Number of Loans	2002	2003	2004	2005	2006	Nine Months Ended 9/30/07

Prime Mortgages(1)	73,188	84,962	51,614	53,071	60,951	54,120
Non Prime Mortgages(2)	-	-	-	-	-	-
Total	73,188	84,962	51,614	53,071	60,951	54,120

Prime Mortgages(1)	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non Prime Mortgages(2)	-	-	-	-	-	-
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)	16.26%	16.09%	(39.25)%	2.82%	14.85%	-
Non Prime Mortgages(2)	-	-	-	-	-	-
Total	16.26%	16.09%	(39.25)%	2.82%	14.85%	-

 (1)Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non- Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3) Represents year to year growth or decline as a percentage of the prior year’s volume.

The following tables set forth the outstanding principal balance, calculated as of year end or quarter end, as applicable, of mortgage loans master serviced by Residential Funding Company, LLC for the past five years and for the nine months ended September 30, 2007, and the number of such loans for the same periods.  Residential Funding Company, LLC was the master servicer of a residential mortgage loan portfolio of approximately $68.1 billion and $4.1 billion in outstanding principal amount as of the end of the 2002 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively.  Residential Funding Company, LLC was the master servicer of a residential mortgage loan portfolio of approximately $140.1 billion and $8.5 billion in outstanding principal as of the end of the 2006 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively.  The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

Master Servicer Servicing Experience

First Lien Mortgage Loans
Volume by Principal Balance	2002	2003	2004	2005	2006	Nine Months Ended 9/30/07

Prime Mortgages(1)	$ 43,282,264,857	$ 33,749,084,171	$ 32,453,682,854	$ 47,935,800,813	$ 83,052,457,702	$ 99,075,920,638
Non Prime Mortgages(2)	$ 24,910,565,613	$ 39,334,697,127	$ 50,509,138,736	$ 53,938,083,312	$ 57,013,557,376	$ 53,052,082,172
Total	$ 68,192,830,470	$ 73,083,781,298	$ 82,962,821,590	$101,873,884,125	$140,066,015,078	$152,128,002,810

Prime Mortgages(1)	63.47%	46.18%	39.12%	47.05%	59.30%	65.13%
Non Prime Mortgages(2)	36.53%	53.82%	60.88%	52.95%	40.70%	34.87%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)	(15.75)%	(22.03)%	(3.84)%	47.71%	73.26%	-
Non Prime Mortgages(2)	51.62%	57.90%	28.41%	6.79%	5.70%	-
Total	0.57%	7.17%	13.52%	22.79%	37.49%	-

Junior Lien Mortgage Loans

Volume by Principal Balance	2002	2003	2004	2005	2006	Nine Months Ended 9/30/07

Prime Mortgages(1)	$ 4,102,615,571	$ 4,365,319,862	$ 5,135,640,057	$ 5,476,133,777	$ 8,536,345,778	$ 7,327,610,630
Non Prime Mortgages(2)	-	-	-	-	-	-
Total	$ 4,102,615,571	$ 4,365,319,862	$ 5,135,640,057	$ 5,476,133,777	$ 8,536,345,778	$ 7,327,610,630

Prime Mortgages(1)	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non Prime Mortgages(2)	-	-	-	-	-	-
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)	16.79%	6.40%	17.65%	6.63%	55.88%	-
Non Prime Mortgages(2)	-	-	-	-	-	-
Total	16.79%	6.40%	17.65%	6.63%	55.88%	-

(1)Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity  Revolving Credit Line Loan Junior Lien programs.
(2)Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)Represents year to year growth or decline as a percentage of the prior year’s volume.

First Lien Mortgage Loans
Volume by Number of Loans	2002	2003	2004	2005	2006	Nine Months Ended 9/30/07

Prime Mortgages(1)	202,938	168,654	156,745	201,903	312,825	354,313
Non Prime Mortgages(2)	242,625	341,863	414,639	411,550	405,577	356,890
Total	445,563	510,517	571,384	613,453	718,402	711,203

Prime Mortgages(1)	45.55%	33.04%	27.43%	32.91%	43.54%	49.82%
Non Prime Mortgages(2)	54.45%	66.96%	72.57%	67.09%	56.46%	50.18%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)	(14.71)%	(16.89)%	(7.06)%	28.81%	54.94%	-
Non Prime Mortgages(2)	44.37%	40.90%	21.29%	(0.74)%	(1.45)%	-
Total	9.74%	14.58%	11.92%	7.36%	17.11%	-

Junior Lien Mortgage Loans

Volume by Number of Loans	2002	2003	2004	2005	2006	Nine Months Ended 9/30/07

Prime Mortgages(1)	118,773	127,833	147,647	143,713	199,652	164,753
Non Prime Mortgages(2)	-	-	-	-	-	-
Total	118,773	127,833	147,647	143,713	199,652	164,753

Prime Mortgages(1)	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non Prime Mortgages(2)	-	-	-	-	-	-
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)	14.16%	7.63%	15.50%	(2.66)%	38.92%	-
Non Prime Mortgages(2)	-	-	-	-	-	-
Total	14.16%	7.63%	15.50%	(2.66)%	38.92%	-

(1)Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3)Represents year to year growth or decline as a percentage of the prior year’s volume.

Residential Funding Company, LLC’s overall procedures for originating and acquiring mortgage loans are described under “Description of the Mortgage Pool—The Program” in the prospectus supplement.  Residential Funding Company, LLC’s material role and responsibilities in this transaction, including as master servicer, are described in the prospectus under “The Trusts—Qualification of Sellers” and “The Trusts—Repurchases of Mortgage Collateral” and in this prospectus supplement under “Pooling and Servicing Agreement—The Master Servicer and Subservicers—Master Servicer.”

Residential Funding Company, LLC’s wholly-owned subsidiary, Homecomings Financial, LLC, or Homecomings, originated and sold to Residential Funding Company, LLC approximately 50.5% of the mortgage loans included in the mortgage pool as of the reference date.  See “Affiliations Among Transaction Parties,” “Description of the Mortgage Pool—Originators” and “Pooling and Servicing Agreement—The Master Servicer and Subservicers” in this prospectus supplement.

7.The information under the section entitled “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the prospectus supplement is hereby supplemented with the following:

•	As of the reference date, approximately 3.3% of the mortgage loans are 30 to 59 days delinquent in payment of principal and interest.

•	As of the reference date, approximately 1.8% of the mortgage loans are 60 to 89 days delinquent in payment of principal and interest.

•	As of the reference date, approximately 0.4% of the mortgage loans are 90 days or more delinquent in payment of principal and interest.

•	As of the reference date, approximately 8.6% of the mortgage loans have been delinquent by a maximum of 30 to 59 days in the last 12 months.

•	As of the reference date, approximately 1.8% of the mortgage loans have been delinquent by a maximum of 60 to 89 days in the last 12 months.

•	As of the reference date, approximately 0.4% of the mortgage loans have been delinquent by a maximum of 90 days or more in the last 12 months.

•	As of the reference date, there have been no realized losses on the mortgage loans since the cut-off date.

8.        The information under the sections entitled “Pooling and Servicing Agreement—The Master Servicer and Subservicers—GMAC Mortgage, LLC” and “—Homecomings Financial, LLC” in the prospectus supplement is hereby deleted and replaced with the following:

GMAC Mortgage, LLC.  GMAC Mortgage, LLC (“GMACM”) will subservice approximately 80.6% by principal amount of the mortgage loans as of the reference date.  GMACM is a Delaware limited liability company and a wholly-owned subsidiary of GMAC Residential Holding Company, LLC, which is a wholly-owned subsidiary of Residential Capital, LLC (“ResCap”).  ResCap is a Delaware limited liability company and a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC.  On August 24, 2007, Fitch Ratings reduced GMACM’s residential primary subservicer rating and residential primary servicer rating for Alt-A product from RPS1 to RPS1- and placed the servicer ratings on Rating Watch Negative.

ResCap, which owns indirectly all of the equity of both Homecomings Financial, LLC (“Homecomings”) and GMACM, has restructured the operations of Homecomings and GMACM.  As a result of such restructuring, on September 24, 2007, Homecomings transferred its servicing platform and certain employees responsible for the servicing function to its affiliate GMACM.

Subsequent to the transfer of the servicing platform and employees from Homecomings to GMACM, in addition to the mortgage loans owned by the issuing entity which were previously serviced by GMACM, GMACM will subservice the mortgage loans owned by the issuing entity which were previously serviced by Homecomings, and Homecomings will no longer subservice any of the mortgage loans.  In addition, GMACM will be servicing all of the GMACM and Homecomings servicing portfolios, which will consist of the aggregate of the amounts set forth below under the headings “GMAC Mortgage, LLC Primary Servicing Portfolio” and “Homecomings Financial, LLC Servicing Portfolio.”

GMACM began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906.  These businesses formed the original basis of what is now GMACM.

GMACM maintains its executive and principal offices at 1100 Virginia Drive, Fort Washington, Pennsylvania 19034. Its telephone number is (215) 734-5000.

In addition, GMACM purchases mortgage loans originated by GMAC Bank, which is wholly-owned by IB Finance Holding Company, LLC, a subsidiary of ResCap and GMAC LLC, and which is an affiliate of GMACM.  Formerly known as GMAC Automotive Bank, GMAC Bank, a Utah industrial bank, was organized in 2001.  As of November 22, 2006, GMAC Bank became the successor to substantially all of the assets and liabilities of GMAC Bank, a federal savings bank.

GMACM generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

As of the six months ended June 30, 2007, GMACM acted as primary servicer and owned the corresponding servicing rights on approximately 2,271,474 of residential mortgage loans having an aggregate unpaid principal balance of approximately $284 billion, and GMACM acted as subservicer (and did not own the corresponding servicing rights) on approximately 334,864 loans having an aggregate unpaid principal balance of over $70.5 billion.

The following tables set forth the dollar amount of mortgage loans serviced by GMACM for the periods indicated, and the number of such loans for the same period.  GMACM was the servicer of a residential mortgage loan portfolio of approximately $153.6 billion, $13.9 billion, $17.6 billion and $7.0 billion during the year ended December 31, 2003 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans (including home equity lines of credit), respectively.  GMACM was the servicer of a residential mortgage loan portfolio of approximately $211.5 billion, $32.0 billion, $18.2 billion and $22.8 billion during the six months ended June 30, 2007 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans

(including home equity lines of credit), respectively.  The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO

($ IN MILLIONS)

	For the Year Ended December 31,					For the Six Months Ended June 30,
	2002	2003	2004	2005	2006	2007
Prime conforming mortgage loans
No. of Loans	1,418,843	1,308,284	1,323,249	1,392,870	1,455,919	1,485,410
Dollar Amount of Loans	$150,421	$153,601	$165,521	$186,364	$203,894	$211,462
Percentage Change from Prior Year	N/A	2.11%	7.76%	12.59%	9.41%
Prime non-conforming mortgage loans
No. of Loans……………………	36,225	34,041	53,119	69,488	67,462	68,062
Dollar Amount of Loans……….	$12,543	$13,937	$23,604	$32,385	$32,220	$32,035
Percentage Change from Prior Year	N/A	11.12%	69.36%	37.20%	(0.51)%
Government mortgage loans
No. of Loans…………………….	230,085	191,023	191,844	181,679	181,563	175,588
Dollar Amount of Loans……….	$21,174	$17,594	$18,328	$18,098	$18,843	$18,166
Percentage Change from Prior Year	N/A	(16.91)%	4.17%	(1.25)%	4.12%
Second-lien mortgage loans
No. of Loans……………………	261,416	282,128	350,334	392,261	514,085	542,414
Dollar Amount of Loans……….	$6,666	$7,023	$10,374	$13,034	$20,998	$22,778
Percentage Change from Prior Year	N/A	5.36%	47.71%	25.64%	61.10%
Total mortgage loans serviced
No. of Loans……………………	1,946,569	1,815,476	1,918,546	2,036,298	2,219,029	2,271,474
Dollar Amount of Loans……….	$190,804	$192,155	$217,827	$249,881	$275,955	$284,441
Percentage Change from Prior Year	N/A	0.71%	13.36%	14.72%	10.43%

Homecomings Financial, LLC. The following table sets forth the aggregate principal amount of mortgage loans serviced by Homecomings for the past five years and for the nine months ended September 30, 2007.  The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

HOMECOMINGS FINANCIAL, LLC SERVICING PORTFOLIO

First Lien Mortgage Loans

	Year Ended December 31,					Nine Months Ended September 30,
Volume by Principal Balance	2002	2003	2004	2005	2006	2007
Prime Mortgages(1)	$27,343,774,000	$29,954,139,212	$31,943,811,060	$44,570,851,126	$67,401,832,594	$71,858,074,506
Non-Prime Mortgages(2)	$27,384,763,000	$39,586,900,679	$44,918,413,591	$52,102,835,214	$49,470,359,806	$40,347,477,674
Total	$54,728,537,000	$69,541,039,891	$76,862,224,651	$96,673,686,340	$116,872,192,400	$112,205,552,180
Prime Mortgages(1)	49.96%	43.07%	41.56%	46.10%	57.67%	64.04%
Non-Prime Mortgages(2)	50.04%	56.93%	58.44%	53.90%	42.33%	35.96%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Percentage Change from Prior Year(3)
Prime Mortgages(1)	7.09%	9.55%	6.64%	39.53%	51.22%
Non-Prime Mortgages(2)	60.71%	44.56%	13.47%	15.99%	(5.05)%
Total	28.55%	27.07%	10.53%	25.78%	20.89%

Junior Lien Mortgage Loans
	Year Ended December 31,					Nine Months Ended September 30,
Volume by Principal Balance	2002	2003	2004	2005	2006	2007
Prime Mortgages(1)	$7,627,424,000	$7,402,626,296	$7,569,300,685	$7,442,264,087	$11,418,858,741	$10,519,372,299
Non-Prime Mortgages(2)	-	-	-	-	-	-
Total	$7,627,424,000	$7,402,626,296	$7,569,300,685	$7,442,264,087	$11,418,858,741	$10,519,372,299
Prime Mortgages(1)	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime Mortgages(2)	-	-	-	-	-	-
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Percentage Change from Prior Year(3)
Prime Mortgages(1)	(4.94)%	(2.95)%	2.25%	(1.68)%	53.43%
Non-Prime Mortgages(2)	-	-	-	-	-
Total	(4.94)%	(2.95)%	2.25%	(1.68)%	53.43%

(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)     Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3) Represents year to year growth or decline as a percentage of the prior year’s volume.

First Lien Mortgage Loans

	Year Ended December 31,					Nine Months Ended September 30,
Volume by Number of Loans	2002	2003	2004	2005	2006	2007
Prime Mortgages(1)	125,209	143,645	150,297	187,773	252,493	260,205
Non-Prime Mortgages(2)	257,077	341,190	373,473	394,776	361,125	298,742
Total	382,286	484,835	523,770	582,549	613,618	558,947
Prime Mortgages(1)	32.75%	29.63%	28.70%	32.23%	41.15%	46.55%
Non-Prime Mortgages(2)	67.25%	70.37%	71.30%	67.77%	58.85%	53.45%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Percentage Change from Prior Year(3)
Prime Mortgages(1)	(6.30)%	14.72%	4.63%	24.93%	34.47%
Non-Prime Mortgages(2)	52.85%	32.72%	9.46%	5.70%	(8.52)%
Total	26.66%	26.83%	8.03%	11.22%	5.33%

Junior Lien Mortgage Loans

	Year Ended December 31,					Nine Months Ended September 30,
Volume by Number of Loans	2002	2003	2004	2005	2006	2007
Prime Mortgages(1)	217,031	211,585	210,778	199,600	266,900	243,314
Non-Prime Mortgages(2)	-	-	-	-	-	-
Total	217,031	211,585	210,778	199,600	266,900	243,314
Prime Mortgages(1)	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime Mortgages(2)	-	-	-	-	-	-
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Percentage Change from Prior Year(3)
Prime Mortgages(1)	(5.20)%	(2.51)%	(0.38)%	(5.30)%	33.72%
Non-Prime Mortgages(2)	-	-	-	-	-
Total	(5.20)%	(2.51)%	(0.38)%	(5.30)%	33.72%

(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2) Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3) Represents year to year growth or decline as a percentage of the prior year’s volume.

9.     The information under the section entitled “Method of Distribution” in the prospectus supplement is hereby supplemented with the following:

The Class A-P Certificates will be offered pursuant to an underwriting agreement, dated November 8, 2007, among the depositor, the master servicer and Bear, Stearns & Co.

Inc.  Bear, Stearns & Co. Inc. may sell the Class A-P Certificates directly or through dealers, who may receive compensation from Bear, Stearns & Co. Inc. in the form of discounts, concessions or commissions.  The underwriting agreement provides that the depositor will indemnify Bear, Stearns & Co. Inc. against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof.  There is currently no secondary market for the Class A-P Certificates.  There can be no assurance that an active secondary market will develop, or if it does develop, that it will continue.

10.The information under the section entitled “Use of Proceeds” in the prospectus supplement is hereby deleted and replaced with the following:

The net proceeds from the sale of the offered certificates, other than the Class A-P, Class A-V and Class M Certificates, to Greenwich Capital Markets, Inc. were paid to the depositor on July 30, 2007.  The depositor used the proceeds to purchase the mortgage loans or for general corporate purposes.  The net proceeds from the sale of the Class A-V Certificates to Residential Funding Securities, LLC were paid to the depositor on July 30, 2007. The depositor used the proceeds to purchase the mortgage loans or for general corporate purposes.  The net proceeds from the sale of the Class A-P Certificates to Bear, Stearns & Co. Inc. will be paid to the depositor.  The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Company, LLC or for general corporate purposes.

Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days following the date hereof.

Bear, Stearns & Co. Inc.

Underwriter